Exhibit 99.1

CUSIP No. 43739Q 10 0	13G

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of HomeAway, Inc.

Dated: January 23, 2014

REDPOINT VENTURES II, L.P.		REDPOINT OMEGA, L.P.
By its General Partner, Redpoint Ventures II, LLC		By its General Partner, Redpoint Omega, LLC

By:	/s/ Jeffrey D. Brody	By:	/s/ Jeffrey D. Brody
Jeffrey D. Brody		Jeffrey D. Brody
Manager		Manager

REDPOINT ASSOCIATES II, LLC		REDPOINT OMEGA ASSOCIATES, LLC

By:	/s/ Jeffrey D. Brody	By:	/s/ Jeffrey D. Brody
Jeffrey D. Brody		Jeffrey D. Brody
Manager		Manager

REDPOINT VENTURES II, LLC		REDPOINT OMEGA, LLC

By:	/s/ Jeffrey D. Brody	By:	/s/ Jeffrey D. Brody
Jeffrey D. Brody		Jeffrey D. Brody
Manager		Manager

REDPOINT VENTURES I, L.P.
By its General Partner, Redpoint Ventures II, LLC

By:	/s/ Jeffrey D. Brody
Jeffrey D. Brody
Manager

REDPOINT TECHNOLOGY PARTNERS Q-I, L.P.
REDPOINT TECHNOLOGY PARTNERS A-I, L.P.
By its General Partner, Redpoint Ventures I, LLC

By:	/s/ Jeffrey D. Brody
Jeffrey D. Brody
Manager

REDPOINT ASSOCIATES I, LLC
By its Manager, Redpoint Ventures I, LLC

By:	/s/ Jeffrey D. Brody
Jeffrey D. Brody
Manager

REDPOINT VENTURES I, LLC

By:	/s/ Jeffrey D. Brody
Jeffrey D. Brody
Manager